UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-09115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center Pittsburgh, Pennsylvania		15212-5851
(Address of principal executive offices)		(Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 1, 2017, Matthews International Corporation (“Matthews”) and certain direct and indirect domestic subsidiaries of Matthews (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representatives of the several initial purchasers (the “Initial Purchasers”), to issue and sell $300,000,000 aggregate principal amount of 5.250% Senior Notes due 2025 (the “Notes”) in the United States to qualified institutional buyers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. Matthews expects that the Initial Purchasers and subsequent holders of the Notes will transfer the Notes pursuant to exemptions from the registration requirements of the Securities Act pursuant to either Rule 144A or Regulation S under the Securities Act. Subject to the obligations of Matthews and the Guarantors under the Second Amended and Restated Loan Agreement by and among Matthews, the Guarantors and certain lenders (as amended from time to time, the “Senior Credit Facility”), the Notes will be senior unsecured debt obligations of the Company and will initially be guaranteed on a senior unsecured basis by the Guarantors. Matthews intends to use the net proceeds from this offering to repay indebtedness outstanding under the Senior Credit Facility. Matthews estimates that the net proceeds from this offering will be approximately $297 million, after deducting estimated offering fees to the Initial Purchasers.

Indenture

On December 6, 2017, Matthews issued the Notes to the Initial Purchasers pursuant to the Purchase Agreement. The Notes are governed by an indenture (the “Indenture”), dated as of December 6, 2017, by and among Matthews, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes mature on December 1, 2025, and interest on the Notes accrues at a rate of 5.250% per annum, payable in cash semi-annually on June 1 and December 1 of each year, commencing on December 6, 2018.

Matthews may redeem the Notes, in whole or in part, at any time on or after December 1, 2020 at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on December 1 of each of the year indicated below:

Year	Percentage
2020	103.938%
2021	102.625%
2022	101.313%
2023 and thereafter	100.000%

Additionally, Matthews may redeem the Notes, in whole or in part, prior to their maturity date. At any time prior to December 1, 2020, Matthews may redeem up to 35% of the original principal amounts of the Notes with the proceeds of certain equity offerings at a redemption price equal to 105.250% of the aggregate principal amount of the redeemed Notes, plus accrued and unpaid interest, if any, to the date of the redemption. Such redemption must occur within 90 days after the closing of any such equity offering. In addition, at any time prior to December 1, 2020, Matthews may redeem the Notes, in whole or in part, at a price equal to 100% of the aggregate principal amount of the Notes, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Notes initially will be irrevocably and unconditionally guaranteed on a senior unsecured basis by the Guarantors. Each of the note guarantees will be effectively subordinated to all secured debt of a Guarantor, including the guarantees under the Senior Credit Facility. The Notes will not be guaranteed by any other of Matthew’s subsidiaries, except to the extent Matthews causes any such subsidiary to guarantee the Notes to comply with the covenants applicable to the Notes.

If Matthews experiences the occurrence of specific kinds of changes of control, holders of the Notes have a right to cause Matthews to repurchase some or all of the holder’s Notes at 101% of their face amount, plus accrued and unpaid interest, if any, to, but not including the purchase date.

The Indenture will, among other things, limit Matthew’s ability and Matthew’s subsidiaries, unless subsequently designated as an unrestricted subsidiary, to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem Matthew’s capital stock;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell or otherwise dispose of assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the business that Matthews or any of its Restricted Subsidiaries conducts;

•	enter into agreements restricting Matthew’s subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of Matthew’s assets.

These covenants are subject to a number of important exceptions and qualifications. In addition, during any period of time that the notes have investment grade ratings from both Moody’s Investors Services, Inc. and Standard & Poor’s, many of the covenants will be suspended.

The Indenture also provides for certain customary events of default, including but not limited to, (i) nonpayment of principal of or interest on the Note when it becomes due and payable, (ii) failure to give timely notice of specified change of control triggering events, (iii) failure to comply with any other agreement under the Indenture, (iv) a default under other indebtedness of Matthews or its subsidiaries having a principal amount outstanding in excess of $50.0 million, which results in acceleration of the maturity of such debt and (v) bankruptcy, insolvency or reorganization involving Matthews or a significant subsidiary. Such events of default would permit the principal and any accrued and unpaid interest on all of the then outstanding Notes to be declared by the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes to be immediately due and payable, except that in the event of bankruptcy, insolvency or reorganization-related events of default involving Matthews, the principal and any accrued and unpaid interest on all of the then outstanding Notes would automatically become due and payable.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture and the Form of 5.250% Senior Note due December 1, 2025 included in the Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 6, 2017, by and among Matthews, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 5.250% Senior Note due December 1, 2025 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of December 1, 2017 by and among Matthews International Corporation, the Guarantors, and J.P. Morgan Securities LLC as representative of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matthews International Corporation
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer and Secretary

Dated: December 7, 2017